Exhibit 99.1

For Release: 8/2/2010

PBSJ ANNOUNCES PLANS TO JOIN WITH ATKINS

All PBSJ Shareholders To Receive $17.137 Per Share, And PBSJ To Become Subsidiary Of Atkins

Tampa, Florida - The PBSJ Corporation (PBSJ) announced today that it has entered into a definitive merger agreement by which WS Atkins plc, the world’s 11th largest design firm, will acquire PBSJ in an all-cash transaction for $17.137 per share of PBSJ. Atkins is headquartered in the United Kingdom (UK).

The transaction is expected to close in the early fall and is subject to approval by PBSJ’s shareholders and standard closing conditions, including regulatory approvals.

“We are fortunate to have maintained solid performance even during the recent, challenging economic climate,” states PBSJ Chairman and Chief Executive Officer (CEO) Robert Paulsen. “But we wanted to grow the company in a way that employee ownership alone could not support. At the same time, we wanted to keep our strong culture, founded upon the principles of technical excellence, client service, and sense of family. We believe that becoming a part of Atkins will allow us to accomplish both of these goals. It’s an exciting opportunity for our shareholders and employees!”

According to Atkins Chief Executive Keith Clarke, “This is an important acquisition for Atkins and forms part of our plan to grow our business through a multi-skill, multi-local strategy. PBSJ operates a business model we understand and complements our business superbly, enhancing our skills in environmental, transportation, building design and programme management disciplines. PBSJ has an experienced management team and a strong, long-standing reputation for technical excellence and quality, which underpins its deep client relationships. These are all important criteria for a successful acquisition, which will provide us with a strong platform for growth and enable us to drive significant value for our shareholders.”

Once the transaction has been completed, PBSJ will operate as a national business of Atkins in the U.S. and will be led by current PBSJ CEO Robert Paulsen, reporting directly to Atkins’s chief executive.

PBSJ’s Board of Directors unanimously approved the agreement and recommended that PBSJ’s shareholders approve the merger.

Barclays Capital Inc. acted as financial advisor to PBSJ. Greenberg Traurig, P.A. acted as legal counsel to PBSJ. J.P. Morgan Cazenove acted as financial advisor to Atkins, and Atkins’s transaction counsel is Hunton & Williams LLP.

About PBSJ

Now celebrating its 50th year, PBSJ (www.pbsj.com) is an employee-owned corporation that provides infrastructure planning, engineering, construction, environmental consulting, urban planning, architecture, and program management services to public and private clients across the United States and internationally. PBSJ, headquartered in Tampa, Florida, U.S., is the parent corporation of PBS&J; Peter R. Brown Construction, Inc.; and PBS&J International, Inc. The corporation has approximately 3,500 employees throughout the U.S. and overseas.

About Atkins

Atkins (www.Atkinsglobal.com) plans, designs and enables the delivery of complex infrastructure and buildings for clients in the public and private sectors across the world. Atkins is the largest engineering consultancy in the UK and the world’s 11th largest international design firm (sources: New Civil Engineer Consultants File, 2010; Engineering News-Record, 2010).

Atkins is the official engineering design services provider for the London 2012 Olympic and Paralympic Games

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of PBSJ and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, that the parties are unable to successfully implement integration strategies; and other risks that are described in PBSJ’s SEC reports, including but not limited to the risks described in PBSJ’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors,” as well PBSJ’s current reports on Form 8-K, filed with the Securities and Exchange Commission. PBSJ assumes no obligation and does not intend to update these forward-looking statements.

Additional Information

In connection with the proposed transaction, PBSJ intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the transaction. The definitive proxy statement will be sent or given to the shareholders of PBSJ. Before making any voting or investment decision with respect to the transaction, investors and shareholders of PBSJ are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by PBSJ with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from PBSJ by directing a request to the Company’s chief financial officer at 800.477.7275, djvrana@pbsj.com, or through the PBSJ website at www.PBSJ.com/proxy.

PBSJ and its directors and executive officers may be deemed to be participants in the solicitation of proxies from PBSJ’s shareholders in connection with the transaction. Information about the PBSJ’s directors and executive officers is set forth in PBSJ’s proxy statement on Schedule 14A filed with the SEC on January 25, 2010, and PBSJ’s Annual Report on Form 10-K filed on January 13, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that PBSJ intends to file with the SEC.

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Contact:

Kathe Riley Jackson

Manager, Corporate Communications

Phone:407.806.4331

krjackson@pbsj.com